                                                                    Exhibit 7(h)


                            STOCK PURCHASE AGREEMENT

           This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of September 26, 2002, is entered into by and among OpenTV Corp., a corporation incorporated in the British Virgin Islands ("OpenTV"), OpenTV US Holdings Inc., a Delaware corporation (the "Purchaser" and, together with OpenTV, the "Purchaser Parties"), and Liberty Broadband Interactive Television, Inc., a Delaware corporation (the "Seller" and, together with the Purchaser Parties, the "Parties").

                                    RECITALS

           WHEREAS, the Seller is the owner of shares of Common Stock, par value $1.00 per share ("Wink Interactive Common Stock"), of Wink Interactive, Inc., a Delaware corporation ("Wink Interactive"); and

           WHEREAS, Wink Interactive is the owner of shares of Common Stock, par value $.01 per share ("Wink Communications Common Stock"), of Wink Communications, Inc., a Delaware corporation ("Wink Communications"); and

           WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, all of the Subject Shares (as defined below) upon the terms and subject to the conditions set forth in this Agreement; and

           WHEREAS, capitalized terms not otherwise defined in this Agreement shall have the respective meanings set forth on Exhibit A hereto;

           NOW, THEREFORE, in consideration of the foregoing recitals and of the representations, warranties, covenants and agreements contained herein, the Parties hereby agree as follows:

                                   ARTICLE I

                                PURCHASE AND SALE

      1.1 Sale of Shares. Upon the terms and subject to the conditions of this Agreement and for the consideration set forth herein, the Seller hereby agrees to sell, transfer, assign and deliver at the Closing (as defined below) to the Purchaser 1,000 shares of Wink Interactive Common Stock (the "Subject Shares"), together with the right to receive all unpaid dividends or other distributions declared or otherwise payable with respect to such Subject Shares, free and clear of any Liens and not subject to any Restrictions (other than (a) Liens and Restrictions arising from acts of the Purchaser Parties or their respective Controlled Affiliates and (b) restrictions on transfer arising under the Securities Act and applicable state securities Laws).

      1.2 Purchase of Shares. Upon the terms and subject to the conditions of this Agreement, the Purchaser hereby agrees to purchase at the Closing all, but not less than all, of the Subject Shares for an aggregate purchase price of $101,000,000 in cash.

      1.3 The Closing.

      (a) Subject to the terms and conditions of this Agreement, the closing of the purchase by the Purchaser of the Subject Shares (the "Closing") shall take place at the offices of Baker Botts L.L.P., 30 Rockefeller Plaza, New York, New York 10112, at 10:00 a.m., local time, on the later of (i) October 2, 2002 and
(ii) the third Business Day following the day on which the conditions set forth in Article V shall have been fulfilled or waived in accordance herewith (other than conditions that may only be satisfied at the Closing), or at such other place, time or date as the Parties agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

      (b) At the Closing, (i) the Seller shall deliver to the Purchaser a stock certificate or stock certificates representing the Subject Shares, duly endorsed in blank or with separate stock transfer powers attached thereto and signed in blank, together with all other instruments of transfer necessary or appropriate to effect the transfer of the Subject Shares to the Purchaser and (ii) in exchange therefor, the Purchaser shall deliver or cause to be delivered to the Seller payment, by wire transfer of immediately available funds to an account or accounts at a bank identified by the Seller by written notice to the Purchaser at least two Business Days prior to the Closing Date, of an amount in cash equal to the Purchase Price.

      (c) At the Closing, the Parties shall deliver or cause to be delivered the certificates and other documents required to be delivered pursuant to Article V hereof.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                                  OF THE SELLER

      The Seller represents and warrants to the Purchaser Parties as follows:

      2.1 Incorporation - Seller. The Seller (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (c) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in the case of clause (c) where the failure to be so duly qualified or licensed and in good standing has not had and is not reasonably likely to have a Material Adverse Effect on Wink Interactive and its Subsidiaries, taken as a whole, or a material adverse effect on the ability of the Seller to perform its obligations under, and consummate the transactions contemplated by, this Agreement (a "Seller Material Adverse Effect").

      2.2 Corporate and Other Power; Authorization and Validity of Agreement. The Seller has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Seller of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and is a valid and binding obligation of the Seller, enforceable in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

      2.3 Subject Shares. The Seller is the record and beneficial owner of the Subject Shares. The Seller has good and valid title to the Subject Shares. All of the Subject Shares are free and clear of any Liens and are not subject to any Restrictions (other than restrictions on transfer arising under the Securities Act and applicable state securities Laws).

      2.4 Incorporation - Wink Interactive. Wink Interactive (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power to own its properties and to carry on its business as now being conducted and (c) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in the case of clause (c) where the failure to be so qualified or licensed or in good standing would not have a Seller Material Adverse Effect. The Seller has delivered to the Purchaser true and correct copies of the Certificate of Incorporation (the "Wink Interactive Charter") and Bylaws (the "Wink Interactive Bylaws") of Wink Interactive, each as in effect on the date hereof. Wink Interactive is not in violation of any of the provisions of the Wink Interactive Charter or the Wink Interactive Bylaws. No corporate action has been taken with respect to any amendment to the Wink Interactive Charter or the Wink Interactive Bylaws (except for any such amendments that have become effective and are reflected in the copies of the Wink Interactive Charter and the Wink Interactive Bylaws delivered by the Seller to the Purchaser as described in the second preceding sentence) and no such corporate action is currently proposed.

      2.5 Capitalization -- Wink Interactive. The authorized capital stock of Wink Interactive consists solely of 1,000 shares of Wink Interactive Common Stock. There are 1,000 shares of Wink Interactive Common Stock issued and outstanding. All issued and outstanding shares of Wink Interactive Common Stock
(a) have been duly authorized and validly issued, (b) are fully paid and nonassessable, and (c) were issued in compliance with all applicable state, federal and foreign Laws concerning the offer, sale and issuance of securities. There are no outstanding subscriptions, options, warrants, puts, calls exchangeable or convertible securities or other commitments or agreements of any nature relating to the capital stock or other securities or ownership interests of Wink Interactive or obligating Wink Interactive, at any time or upon the happening of any event, to issue, transfer, deliver, sell, repurchase, redeem or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed or otherwise acquired, any of its capital stock or obligating Wink Interactive to grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible security, commitment or agreement.

      2.6 Wink Interactive -- Assets and Liabilities. Wink Interactive is the record and beneficial owner of 35,000,000 shares of Wink Communications Common Stock (the "Outstanding Wink Communications Shares"). Wink Interactive has good and valid title to the Outstanding Wink Communications Shares. All of the Outstanding Wink Communications Shares are duly authorized, validly issued, fully paid and nonassessable and are free and clear of any Liens and are not subject to any Restrictions (other than restrictions on transfer arising under the Securities Act and applicable state securities Laws). Wink Interactive does not own any assets other than the Outstanding Wink Communications Shares. Wink Interactive has no liabilities other than liabilities related to Contracts to which Wink Communications or any of its Subsidiaries are parties.

      2.7 Incorporation - Wink Communications. Wink Communications (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power to own its properties and to carry on its business as now being conducted and (c) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in the case of clause (c) where the failure to be so qualified or licensed or in good standing has not had and is not reasonably likely to have a Seller Material Adverse Effect. The Seller has delivered to the Purchaser true and correct copies of the Certificate of Incorporation (the "Wink Communications Charter") and Bylaws (the "Wink Communications Bylaws") of Wink Communications, each as in effect on the date hereof. Wink Communications is not in violation of any of the provisions of the Wink Communications Charter or the Wink Communications Bylaws. No corporate action has been taken with respect to any amendment to the Wink Communications Charter or the Wink Communications Bylaws (except for any such amendments that have become effective and are reflected in the copies of the Wink Communications Charter and the Wink Communications Bylaws delivered by the Seller to the Purchaser as described in the second preceding sentence) and no such corporate action is currently proposed.

      2.8 Capitalization -- Wink Communications. The authorized capital stock of Wink Communications consists solely of 35,000,000 shares of Wink Communications Common Stock. There are 35,000,000 shares of Wink Communications Common Stock issued and outstanding. Except as set forth on Section 2.8 of the Seller Disclosure Letter, there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other commitments or agreements of any nature relating to the capital stock or other securities or ownership interests of Wink Communications or obligating Wink Communications, at any time or upon the happening of any event, to issue, transfer, deliver, sell, repurchase, redeem or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed or otherwise acquired, any of its capital stock or obligating Wink Communications to grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible security, commitment or agreement.

      2.9 No Conflicts; Notices.

      (a) Except as set forth on Section 2.9(a) of the Seller Disclosure Letter, the execution and delivery of this Agreement do not, and, subject to the satisfaction of the conditions set forth in Sections 5.1 and 5.2 hereof, the consummation of the transactions contemplated hereby will not, (i) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Seller, the Wink Interactive Charter, the Wink Interactive Bylaws, the Wink Communications Charter or the Wink Communications Bylaws, (ii) violate or conflict with any Law applicable to Seller or Wink Interactive or any of their respective properties or assets or, to the knowledge of the Seller, Wink Communications or any of its properties or assets, or (iii) result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or result in the creation of any Lien on any of the properties or assets of Seller, Wink Interactive or, to the knowledge of the Seller, Wink Communications pursuant to, or require any consent, approval, license, permit, order or authorization (a "Contract Consent") of any party to, any Contract applicable to Seller or Wink Interactive or any of their respective properties or assets or, to the knowledge of the Seller, Wink Communications or any of its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and are not reasonably likely to have a Seller Material Adverse Effect.

      (b) Except as set forth on Section 2.9(b) of the Seller Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality or antitrust authority, domestic or foreign, or any stock exchange, quotation system or similar entity or organization ("Governmental Entity"), is required by or with respect to Seller, any Controlling Affiliate of Seller, Wink Interactive or, to the knowledge of the Seller, Wink Communications in connection with the execution and delivery of this Agreement by the Seller or the consummation by the Seller of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to cause a Seller Material Adverse Effect.

      (c) Except as set forth on Section 2.9(c) of the Seller Disclosure Letter, none of the Seller, Wink Interactive or, to the knowledge of the Seller, Wink Communications is or will be required to give any notice (a "Contract Notice") to any party to any Contract applicable to such Persons or any of their respective properties or assets in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such notices the failure of which to be made, individually or in the aggregate is not reasonably likely to cause a Seller Material Adverse Effect.

      2.10 Merger Agreement; Acquisition of Wink Communications; No Material Adverse Effect. The Seller has delivered to the Purchaser Parties a true and correct copy of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 23, 2002, by and among the Seller, Wink Interactive, Walnut Merger Corp., a Delaware corporation, Wink Communications and Liberty Media Corporation, a Delaware corporation, together with all exhibits and schedules thereto, as well as a true and correct copy of the Company Disclosure Letter, dated June 23, 2002, delivered to the Seller in connection with the execution of the Merger Agreement. The transactions contemplated by the Merger Agreement were consummated on August 22, 2002 (the "Acquisition Date"). From the Acquisition Date to the date of this Agreement, to the knowledge of the Seller, nothing has occurred that, individually or in the aggregate, has had a Material Adverse Effect on Wink Communications and its Subsidiaries, taken as a whole, other than, in each case, any circumstance, change or effect resulting from or relating to (a) changes in general economic conditions, (b) changes generally affecting the industries in which Wink Communications and its Subsidiaries operate, (c) the resignation or termination of any employees of Wink Communications or (d) the consummation of the transactions contemplated by the Merger Agreement.

      2.11 Brokers' and Finders' Fees. Neither the Seller nor any Subsidiary of the Seller has incurred, or will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

      2.12 No Grant of License Under Merger Agreement. As a result of the consummation of the Merger Agreement, the contingencies provided for in Section
6.10 of the Merger Agreement (pursuant to which the rights and licenses set forth on Section 6.10 of the Wink Disclosure Letter would have been vested in and transferred to affiliates of Seller), did not occur.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES

      The Purchaser Parties, jointly and severally, represent and warrant to the Seller as follows:

      3.1 Incorporation. Each Purchaser Party (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (c) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in the case of clause (c) where the failure to be so duly qualified or licensed and in good standing has not had and is not reasonably likely to have a material adverse effect on the ability of the Purchaser Parties to perform their obligations under, and consummate the transactions contemplated by, this Agreement (a "Purchaser Material Adverse Effect").

      3.2 Corporate and Other Power; Authorization and Validity of Agreement. Each Purchaser Party has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Purchaser Parties of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser Parties. This Agreement has been duly executed and delivered by the Purchaser Parties and is a valid and binding obligation of each Purchaser Party, enforceable in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

      3.3 No Conflicts; Notices.

      (a) The execution and delivery of this Agreement do not, and, subject to the satisfaction of the conditions set forth in Sections 5.1 and 5.3 hereof, the consummation of the transactions contemplated hereby will not, (i) violate or conflict with any provision of the Memorandum of Association, Articles of Association, Certificate of Incorporation, Bylaws or similar organizational documents of either Purchaser Party or any of their respective Subsidiaries,
(ii) violate or conflict with any Law applicable to either Purchaser Party or their respective Subsidiaries or any of the properties or assets of the foregoing, or (iii) result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or result in the creation of any Lien on any of the properties or assets of either Purchaser Party or their respective Subsidiaries pursuant to, or require any Contract Consent of any party to, any Contract applicable to either Purchaser Party or their respective Subsidiaries or any of the properties or assets of the foregoing, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and are not reasonably likely to have a Purchaser Material Adverse Effect.

      (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to either Purchaser Party or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement by the Purchaser Parties or the consummation by the Purchaser Parties of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to cause a Purchaser Material Adverse Effect.

      (c) Neither Purchaser Party and none of their respective Subsidiaries is or will be required to give any Contract Notice to any party to any Contract applicable to such Persons or any of their respective properties or assets in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such notices the failure of which to be made, individually or in the aggregate is not reasonably likely to cause a Purchaser Material Adverse Effect.

      3.4 Brokers' and Finders' Fees. Neither of the Purchaser Parties and none of their respective Subsidiaries has incurred, or will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

                                   ARTICLE IV

                                    COVENANTS

      4.1 Access to Information. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, upon reasonable notice, the Seller will (and will use reasonable efforts to cause Wink Interactive and Wink Communications to) afford to the officers, employees, counsel, accountants and other authorized representatives of the Purchaser Parties reasonable access during normal business hours to all the properties, personnel, books and records of Wink Interactive and Wink Communications and furnish promptly to such Persons such financial and operating data and other information concerning the business, properties, personnel and affairs of Wink Interactive and Wink Communications as such Persons will from time to time reasonably request and instruct the officers, directors, employees, counsel and financial advisors of Wink Interactive and Wink Communications to discuss its business operations, affairs and assets and otherwise fully cooperate with the Purchaser Parties in its investigation of the business of Wink Interactive and Wink Communications. The Purchaser Parties agree that they will not, and will cause their respective officers, employees, counsel, accountants and other authorized representatives not to, use any information obtained pursuant to this Section 4.1 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.

      4.2 Operation in the Ordinary Course. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, the Seller will cause Wink Interactive and Wink Communications not to declare or pay any dividends or distributions to their stockholders and otherwise will cause Wink Interactive and Wink Communications to operate their respective businesses in the ordinary course consistent with past practice.

      4.3 Confidentiality.

      (a) Unless otherwise agreed to in writing by the Party disclosing (or whose Representatives (as defined below) disclosed) Confidential Information (as defined below) (a "Disclosing Party"), each Party receiving such disclosure (a "Receiving Party") shall, and shall cause its Affiliates, directors, officers, employees and agents (such Affiliates and other Persons with respect to any Party are collectively referred to as such Party's "Representatives") to, (i) keep all Confidential Information of the Disclosing Party confidential and not disclose or reveal any such Confidential Information to any Person other than those Representatives of the Receiving Party who need to know such Confidential Information and (ii) not use Confidential Information in any manner detrimental to the Disclosing Party.

      (b) For purposes of this Section 4.3, "Confidential Information" of a Party means all confidential or proprietary information about such Party or such Party's Subsidiaries (including, in the case of the Seller, Wink Interactive and Wink Communications) that is furnished by it or its Representatives to the other party or the other party's Representatives, regardless of the manner in which it is furnished, unless (i) the Disclosing Party indicates otherwise in writing,
(ii)
the information was or becomes generally available to the public other than as a result of a disclosure in violation of this paragraph by the Receiving Party or its Representatives, (iii) the information was or becomes available to the Receiving Party or its Representatives on a non-confidential basis from a source other than the Disclosing Party or (iv) the information was within the possession of the Receiving Party or any of its Representatives prior to being furnished by or on behalf of the Disclosing Party, provided that with respect to clauses (iii) and (iv) above the source of such information was not bound by a confidentiality agreement or other legal obligation in respect thereof. Notwithstanding the foregoing, if the Receiving Party is required (other than as a result of action taken by it or its Representatives primarily for the purpose of causing such disclosure requirements to arise) in any judicial or administrative proceeding or by any regulatory or judicial authority or pursuant to any applicable Law (including the rules and regulations of the Commission or of any securities exchange or association on which such Receiving Party's securities are traded (including pursuant to any listing agreement)) to disclose any Confidential Information, then any disclosure of such information to the extent so required shall not be prohibited by this paragraph; provided, that such disclosure shall not affect a Receiving Party's liability for a breach of its obligations in accordance with the terms of the following two sentences. The Receiving Party shall give the Disclosing Party prompt written notice of any disclosure of Confidential Information pursuant to the immediately preceding sentence, including the circumstances requiring such disclosure, which notice shall be (to the extent permitted by any applicable judicial or administrative order or applicable Law requiring such disclosure) delivered sufficiently prior to such disclosure to permit the Disclosing Party to seek an appropriate protective order or other relief. The Receiving Party agrees to reasonably cooperate with the Disclosing Party, at the Disclosing Party's expense in connection with obtaining such protective order or other relief.

      4.4 Publicity. The Purchaser Parties and the Seller will reasonably cooperate with each other in connection with the issuance of mutually acceptable press releases to be issued on or promptly after the date of this Agreement announcing the transactions contemplated hereby. Each of the Parties agrees not to, and to cause each of their respective Subsidiaries not to, issue or cause or permit to be issued any press release or other public statement regarding this Agreement or the transactions contemplated hereby without consulting with the other Parties prior to making such release or statement, except if, in the judgment of the disclosing Party, such release or statement may be required by Law (including the rules and regulations of the Commission) or by any securities exchange or association on which such Party's (or any Controlling Affiliate of such Party's) securities are traded (including pursuant to any listing agreement), in which case the Party required to make the release or announcement shall allow the other Parties reasonable time to comment on such release or announcement in advance of such issuance.

      4.5 Cooperation. Subject to the terms and conditions of this Agreement and applicable Law, each of the Purchaser Parties and the Seller shall use its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any other Party may reasonably request in order to cause any of the conditions to such Party's obligation to consummate the transactions contemplated by this Agreement to be satisfied. Without limiting the generality of the foregoing, each of the Parties shall (and each shall cause its directors, officers and Subsidiaries, and use its commercially reasonable best efforts to cause its Affiliates, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in (i) using its commercially reasonable best efforts to obtain all required consents, approvals, waivers, clearances, licenses, permits, authorizations, registrations, qualifications, or other permissions or actions by, and to give all required notices to and to make all required filings with and applications and submissions to, any Governmental Entity or other Person, in each case required in order to cause any of the conditions to each other Party's obligation to consummate such transactions to be satisfied; (ii) using commercially reasonable efforts to cause the lifting of any permanent or preliminary injunction or temporary restraining order or other similar order issued or entered by any court or other Governmental Entity (an "Injunction") preventing the consummation of the transactions contemplated by this Agreement;
(iii) providing all such information about such Party, its Subsidiaries and its officers, directors, partners and Affiliates, and making all applications and filings, as may be necessary or reasonably requested in connection with any of the foregoing; and (iv) in general, using commercially reasonable efforts to consummate and make effective the transactions contemplated by this Agreement. Each of the Purchaser Parties and the Seller shall furnish to the others such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filing or submission that is required by any Governmental Entity in connection with the transactions contemplated by this Agreement. The Seller and the Purchaser Parties shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Entity and shall use commercially reasonable best efforts to comply promptly with any valid inquiry or request and provide any supplemental information validly requested in connection with the filings made hereunder. Each party shall use its commercially reasonable best efforts to obtain any clearance required by any Governmental Entity for the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, in making any such filing and in order to obtain any consent, approval, waiver, clearance, license, permit, authorization, registration, qualification, or other permission or action or the lifting of any Injunction referred to in the preceding sentence, the Parties and their respective Affiliates shall not be required to (A) pay any consideration, except filing or application fees, (B) surrender, modify or amend in any respect any License or Contract (including this Agreement), (C) hold separately (in trust or otherwise), divest itself of, or otherwise rearrange the composition of, any of its assets, (D) agree to any limitations on any such Person's freedom of action with respect to future acquisitions of assets or with respect to any existing or future business or activities or on the enjoyment of the full rights of ownership, possession and use of any asset now owned or hereafter acquired by any such Person, or (E) agree to any of the foregoing or any other conditions or requirements of any Governmental Entity or other Person, in each case to the extent that doing so would be adverse or burdensome to such Person in any material respect. Prior to making any application to or filing with any Governmental Entity or other Person in connection with this Agreement, each Party shall provide the other Parties with drafts thereof and afford the other Parties a reasonable opportunity to comment on such drafts.

      4.6 Notice of Breach. Each Party hereto shall promptly give written notice to the other Parties hereto upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event that is reasonably likely to cause or constitute a breach of any of such Party's representations, warranties or covenants under this Agreement.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

      5.1 Condition to Obligations of Each Party. The respective obligations of each of the Parties hereto to consummate the transactions contemplated by this Agreement shall be subject to the condition (which may be waived, in writing, by agreement of the Parties) that as of the Closing, no Law, and no Injunction or other order issued by any court or other Governmental Entity of competent jurisdiction or other legal or regulatory prohibition shall be in effect, in each case that would prevent the consummation of the transactions contemplated hereby.

      5.2 Additional Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Seller:

      (a) Performance of Agreements; Accuracy of Representations and Warranties. The Purchaser Parties shall have performed and complied in all material respects with all of their covenants in this Agreement required to be performed and complied with by them on or prior to the Closing. The representations and warranties of the Purchaser Parties set forth in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty that is qualified by its terms by a reference to Material Adverse Effect or other concept of materiality) when made and on and as of the Closing Date as if such representations and warranties were made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date).

      (b) Officers' Certificate. The Seller shall have received a certificate, dated as of the Closing Date, executed on behalf of each of the Purchaser Parties by appropriate officers thereof certifying that the conditions specified in Section 5.2(a) have been fulfilled.

      (c) Contract Consents and Notices. All Contract Consents and Contract Notices that are required in connection with the consummation of the transactions contemplated hereby and that, if not obtained or given, would have, individually or in the aggregate, a Material Adverse Effect on the Seller or any of its Affiliates shall have been obtained or given, as applicable.

      (d) Receipt of Approvals, Waivers and Consents. The Parties shall have obtained from each Governmental Entity all approvals, waivers and consents legally required in connection with the consummation of the transactions contemplated by this Agreement, and such approvals, waivers and consents, as applicable, shall be in full force and effect, and all filings with or notices to Governmental Entities, if any, that are required in connection with the consummation of such transactions shall have been made, other than those that, if not obtained, in force or effect or made (as the case may be), would not, either individually or in the aggregate, have a Material Adverse Effect on the Seller or any of its Affiliates.

      (e) No Adverse Enactments. No Law enacted, promulgated, entered, enforced or deemed applicable by an Governmental Entity shall be in effect that (i) makes this Agreement or the transactions contemplated hereby illegal or imposes or is reasonably likely to impose damages or penalties in connection therewith, (ii) requires or is reasonably likely to require, as a result of the consummation of the transactions contemplated by this Agreement, the divestiture of or any restriction or conditions on the conduct of the business or assets of the Seller or of any of it Affiliates or (iii) requires or is reasonably likely to require, as a result of the consummation of the transactions contemplated by this Agreement, the Seller or any of its Affiliates to cease or refrain from engaging in any business.

      5.3 Additional Conditions to the Obligations of Purchaser Parties. The obligations of the Purchaser Parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Purchaser Parties:

      (a) Performance of Agreements; Accuracy of Representations and Warranties. The Seller shall have performed and complied in all material respects with all of the covenants in this Agreement required to be performed and complied with by it on or prior to the Closing. The representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty that is qualified by its terms by reference to Material Adverse Effect or other concept of materiality) when made and on and as of the Closing Date as if such representations and warranties were made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date).

      (b) Officers' Certificate. The Purchaser Parties shall have received a certificate, dated as of the Closing Date, executed on behalf of the Seller by an appropriate officer thereof certifying that the conditions specified in
Section 5.3(a) have been fulfilled.

      (c) Contract Consents and Notices. All Contract Consents and Contract Notices that are required in connection with the consummation of the transactions contemplated hereby and that, if not obtained or given, would have, individually or in the aggregate, a Seller Material Adverse Effect, shall have been obtained or given, as applicable.

      (d) Receipt of Approvals, Waivers and Consents. The Parties shall have obtained from each Governmental Entity all approvals, waivers and consents legally required in connection with the consummation of the transactions contemplated by this Agreement and such approvals, waivers and consents, as applicable, shall be in full force and effect, and all filings with or notices to Governmental Entities and any other Person, if any, that are required in connection with the consummation of such transactions shall have been made, other than (except as provided in the following sentence) those that, if not obtained, in force or effect or made (as the case may be), would not, either individually or in the aggregate, have a Material Adverse Effect on OpenTV and its Subsidiaries, taken as a whole.

      (e) Merger Agreement Representations and Warrants. Except as disclosed in
Section 5.3(e) of the Seller Disclosure Letter, the representations and warranties of the Company (as defined in the Merger Agreement) contained in the Merger Agreement shall have been true and correct in all material respects on the date of this Agreement as though made on the date of this Agreement (except to the extent that such representations and warranties speak of an earlier date).

      (f) No Adverse Enactments. No Law enacted, promulgated, entered, enforced or deemed applicable by an Governmental Entity shall be in effect that (i) makes this Agreement or the transactions contemplated hereby illegal or imposes or is reasonably likely to impose damages or penalties in connection therewith, (ii) requires or is reasonably likely to require, as a result of the consummation of the transactions contemplated by this Agreement, the divestiture of or any restriction or conditions on the conduct of the business or assets of the Purchaser Parties or (iii) requires or is reasonably likely to require, as a result of the consummation of the transactions contemplated by this Agreement, a Purchaser Party or any of its Affiliates to cease or refrain from engaging in any business.

                                   ARTICLE VI

                        TERMINATION, AMENDMENT AND WAIVER

      6.1 Termination. This Agreement may be terminated:

      (a) at any time prior to the Closing, by mutual agreement of the Parties;

      (b) at any time after December 31, 2002 (the "Termination Date"), by either the Purchaser Parties or the Seller if the Closing shall not have occurred on or before such date; provided, however, that the right to terminate this Agreement under this clause (b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement proximately contributed to the failure of the Closing to be consummated by the Termination Date; or

      (c) by either the Seller, on the one hand, or the Purchaser Parties on the other hand, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other Party contained in this Agreement and such breach has not been cured within five (5) business days after written notice thereof shall have been received by the Party alleged to be in breach.

      6.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Parties hereto or their respective Affiliates, stockholders, directors, officers, agents or representatives, whatsoever, except (i) in the event this Agreement is terminated pursuant to Section 6.1(c) as a result of a willful breach by a Party of any representation, warranty, covenant or agreement contained in this Agreement, and (ii) that the provisions of Section 4.3, this Section 6.2 and
Article VII shall remain in full force and effect and survive any termination of this Agreement.

      6.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

      6.4 Extension; Waiver. The Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing, signed on behalf of such Party. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescense in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial execise of any such right preclude other or further exercise thereof or of any other right.

                                  ARTICLE VII

                               GENERAL PROVISIONS

      7.1 Survival. The representations and warranties of the Purchaser Parties and the Seller contained herein shall not survive the Closing or any termination of this Agreement.

      7.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand or by a reputable national overnight delivery service, or mailed by registered or certified mail, return receipt requested, or sent via facsimile, with confirmation of receipt, to the Parties at the following address or at such other address for a party as shall be specified by notice hereunder:

                        if to OpenTV or the Purchaser, to:

                        OpenTV Corp.
                        401 East Middlefield Road
                        Mountain View, California 94043
                        Attention:  James J. Ackerman, Chief Executive Officer
                        Telephone:  (650) 429-5500
                        Facsimile No.:  (650) 237-0821
                        with copies to:

                        Johnson, Jones, Dornblaser, Coffman & Shorb
                        2200 Bank of America Center
                        15 West Sixth Street
                        Tulsa, Oklahoma  74119
                        Attention:  Kenneth E. Dornblaser, Esq.
                        Telephone:  (918) 584-6644
                        Facsimile:  (918) 584-6645

                        if to the Seller, to:

                        Liberty Broadband Interactive Television, Inc. Southern Hills Tower
                        2431 E. 61st
                        Suite 800
                        Tulsa, Oklahoma  74136
                        Attention:  General Counsel
                        Telephone:  (918) 743-2300
                        Facsimile No.:  (918) 743-2334

                        with copies to:

                        Baker Botts L.L.P.
                        30 Rockefeller Plaza
                        New York, New York 10112
                        Attention:  Lee D. Charles, Esq.
                        Telephone: (212) 408-2500
                        Facsimile No.: (212) 408-2501

Any such notice shall be deemed to have been given (a) upon actual delivery, if delivered by hand, (b) on the next Business Day following deposit of such notice, properly addressed with carriage prepaid, with a reputable national overnight delivery service, (c) on the third (3d) Business Day following deposit of such notice, properly addressed with postage prepaid, with the United States Postal Service if mailed by registered or certified mail, return receipt requested, or (d) upon sending such notice, if sent via facsimile, with confirmation of receipt.

      7.3 Interpretation. When a reference is made in this Agreement to Exhibits, Schedules, Articles or Sections, such reference shall be to an Exhibit, Schedule, Article or Section to this Agreement unless otherwise indicated. The words "include," "includes," "included" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The words "close of business" shall be deemed to mean 5:00 PM, New York City time, on the date specified. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other such thing extends, and such phrase shall not mean simply "if" unless the context in which such phrase is used shall dictate otherwise. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. The table of contents and Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the business, condition (financial or otherwise), operating results, assets or liabilities of such entity and its Subsidiaries, taken as a whole. In this Agreement, any reference to a Party's "knowledge" means such Party's actual knowledge Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Any reference in this Agreement to a Person shall be deemed to be a reference to such Person and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets.

      7.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when two or more counterparts have been signed by each of the Parties hereto and delivered to the other Parties hereto, it being understood that all Parties hereto need not sign the same counterpart.

      7.5 Entire Agreement; Assignment; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, (a) constitute the entire agreement among the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties hereto with respect to the subject matter hereof; (b) are not intended to confer upon any other Person any rights or remedies hereunder.

      7.6 Severability. If any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void or unenforceable provision.

      7.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to the principles of conflicts of law thereof).

      7.8 Rules of Construction. The Parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      7.9 Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its advisers, accountants, legal counsel, brokers and finders) shall be paid by the party incurring such expense.

      7.10 Further Assurances. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement with respect to the transactions consummated at such Closing and to vest the Purchaser with full title to the Subject Shares delivered at the Closing, each Party shall, upon the request and at the expense of the other party, and without further consideration, execute and deliver such other instruments of conveyance and transfer, fully cooperate with the requesting party and take such other actions as the requesting Party reasonably may request.

      7.11 Enforcement. Each Party acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such Party or its representatives and that any such breach would cause the other Party irreparable harm. Accordingly, subject to Section 6.2, each Party agrees that, in the event of any breach or threatened breach of this Agreement by a Party, the other Parties, addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or providing a cross-undertaking in damages or other security, to equitable relief, including injunctive relief and an order for specific performance.

      7.12 Authorized Agent; Consent to Jurisdiction. OpenTV hereby appoints CT Corporation System at 111 8th Avenue, New York, NY 10011 as its authorized agent (the "Authorized Agent") upon which process may be served in any action arising out of or based upon this Agreement or the transactions contemplated hereby that may be instituted in any court by any party hereto and expressly consents to the jurisdiction of any such court, but only in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. OpenTV represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and OpenTV agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If the Authorized Agent shall cease to act as OpenTV's agent for service of process, OpenTV shall appoint without delay another such agent and notify the Seller of such appointment in the manner provided in
Section 7.2. With respect to any such action in the courts, service of process upon the Authorized Agent in the manner provided in Section 7.2 at the address indicated above and written notice of such service to OpenTV given as provided in Section 7.2 shall be deemed, in every respect, effective service of process upon OpenTV. Each Party will submit to the exclusive jurisdiction of any federal or state court located in the State of New York having subject matter jurisdiction on the event of any dispute arises out of this Agreement. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transaction contemplated hereby in any federal or state court located in the Borough of

Manhattan in New York, New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      7.13 Waiver of Jury Trial.

            Each Party hereto hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement.

      7.14 No Additional Representations. Each Purchaser Party acknowledges that it and its representatives have been permitted full and complete access to the books and records, facilities, equipment, tax returns, contracts, insurance policies and other properties and assets of Wink Interactive and Wink Communications which they and their representatives have desired or requested to see and/or review, and that they and their representatives have had a full opportunity to meet with the officers, employees and agents of the Seller and to discuss the businesses and assets of Wink Interactive and Wink Communications. The Purchaser Parties acknowledge that none of the Seller, their respective Affiliates (including Wink Interactive and Wink Communications) or any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Wink Interactive or Wink Communications furnished or made available to the Purchaser Parties or their respective Affiliates or representatives, except as set forth in this Agreement or the Schedules hereto, and none of the Seller, Wink Interactive or Wink Communications, their respective Affiliates or any other Person shall have or be subject to any liability to the Purchaser Parties or any other Person resulting from the distribution to the Purchaser Parties or Affiliates or representatives, or their use of, any such information.

      IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                          OPENTV CORP.



                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:

                                          OPENTV US HOLDINGS INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          LIBERTY BROADBAND INTERACTIVE
                                          TELEVISION, INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A

                              CERTAIN DEFINED TERMS

      As used in this Agreement and the Exhibits and Schedules hereto, the following terms have the indicated meanings:

      "Affiliate" with respect to any Person means any other Person Controlling, Controlled by or under common Control with such first Person.

      "Business Day" means any day other than Saturday, Sunday and a day on which banks are required or permitted to close in New York, New York.

      "Commission" means the United States Securities and Exchange Commission.

      "Contract" means any mortgage, indenture, lease, contract, agreement, instrument, bond, note or franchise.

      "Control" means the ability to direct or cause the direction (whether through the ownership of voting securities, by contract or otherwise), directly or indirectly, of the management and policies of a Person or to control (whether affirmatively or negatively and whether through the ownership of voting securities , by contract or otherwise) the decision of such Person to engage in the particular conduct at issue.

      "Controlled Affiliate" with respect to any Person means any Affiliate of such Person that such Person Controls.

      "Controlling Affiliate" means, with respect to any Person, any other Person that Controls such first Person.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Law" means any foreign or domestic statute, law, ordinance, rule, regulation, registration, permit, order, license, decree or judgment.

      "Legal Proceeding" means any private or governmental action, suit, complaint, arbitration, legal or administrative proceeding or investigation.

      "License" means any license, franchise, ordinance, authorization, permit, certificate, variance, exemption, concession, lease, right of way, easement, instrument, order or approval, domestic or foreign.

      "Lien" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

      "Person" means any individual, corporation, company, limited liability company, partnership, joint venture, governmental authority, business association or other entity.

      "Restrictions" with respect to any capital stock, partnership interest, membership interest in a limited liability company or other security shall mean any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, right of last refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other Contract or any Law that, conditionally or unconditionally, (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any Person acquiring, (A) any of such capital stock or other security; (B) any of the proceeds of, or any distributions paid or that are or may become payable with respect to, any of such capital stock or other security; or (C) any interest in such capital stock or other security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other security or any such proceeds or distributions (other than ministerial requirements related to transfers); or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien affecting such capital stock or other security, proceeds or distributions.

      "Securities Act" means the U.S. Securities Act of 1933, as amended.

      "Subsidiary" means, with respect to any Person (a) a corporation a majority in voting power of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, whether or not such power is subject to a voting agreement or similar Restriction, (b) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (i) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (ii) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (c) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) the power to elect or direct the election of a majority of the members of the governing body of such Person, whether or not such power is subject to a voting agreement or similar Restriction, or (ii) in the absence of such a governing body, at least a majority ownership interest.

      As used in this Agreement, the following terms have the meanings ascribed thereto in the sections set forth opposite such terms:


Term                                          Section
----                                          -------
Acquisition Date                              2.10
Affiliate Contracts                           2.13(b)
Agreement                                     Preamble
Authorized Agent                              7.13
Closing                                       1.3(a)
Closing Date                                  1.3(a)

Term                                          Section
----                                          -------
Confidential Information                      4.3(b)
Contract Consent                              2.9(a)
Contract Notice                               2.9(c)
Disclosing Party                              4.3(a)
Governmental Entity                           2.9(b)
Injunction                                    4.5
Material Adverse Effect                       7.3
Merger Agreement                              2.10
OpenTV                                        Preamble
Outstanding Wink Communications Shares        2.6
Parties                                       Preamble
Purchase Price                                1.2
Purchaser Material Adverse Effect             3.1
Purchaser                                     Preamble
Purchaser Parties                             Preamble
Receiving Party                               4.3(a)
Representatives                               4.3(a)
Seller                                        Preamble
Seller Material Adverse Effect                2.1
Subject Shares                                1.1
Termination Date                              6.1(b)
Wink Communications                           Recitals
Wink Communications Bylaws                    2.7
Wink Communications Charter                   2.7
Wink Communications Common Stock              Recitals
Wink Interactive                              Recitals
Wink Interactive Bylaws                       2.4
Wink Interactive Charter                      2.4
Wink Interactive Common Stock                 Recitals